EXHIBIT 99.1
For more information contact:
Jerry Mueller, Senior Vice President (314) 512-7251
Ann Marie Mayuga, AMM Communications (314) 485-9499

ENTERPRISE FINANCIAL REPORTS SECOND QUARTER 2011 RESULTS

•	Second quarter net income of $9.9 million or $0.52 per fully diluted share

•	Core deposits increase 32% over prior year

•	Commercial & Industrial loans grow 12% over linked quarter and 26% over prior year period

•	Nonperforming assets decrease 19% from one year ago

•	Completed $35.0 million public common stock offering, increasing Tangible Common Equity ratio to 6.77%

St. Louis, July 28, 2011. Enterprise Financial Services Corp (NASDAQ: EFSC) (the “Company”) reported record net income of $9.9 million for the quarter ended June 30, 2011 compared to net income of $737,000 for the prior year period. After deducting dividends on preferred stock, the Company reported net income of $0.52 per fully diluted share for the second quarter of 2011 compared to net income of $0.01 per fully diluted share for the second quarter of 2010.

Peter Benoist, President and CEO, commented, "Second quarter net income rose 40% over the first quarter and our earnings per share were 24% higher, taking into account the additional shares issued for our successful common equity raise in May. This continues the trend of consecutive quarterly increases in earnings per share for the Company."

"While improving asset quality and moderating provision expense are contributing to increased earnings," continued Benoist, "the Company's underlying earning power also continues to climb. Pre-tax, pre-provision operating earnings for the second quarter were more than double the comparable figure from a year ago, fueled by a combination of strong returns on our Arizona covered loan portfolio and substantial organic growth in commercial and industrial loans. Additionally, we've been systematically reducing funding costs by lowering deposit rates and increasing non interest-bearing demand deposits, which have now grown to 20% of total deposits."

Benoist added, "The strong growth in commercial loan fundings and commercial demand deposits result from our continued focus on privately held businesses and success in recruiting accomplished commercial bankers to the Enterprise platform in all three of our markets."

On a pre-tax, pre-provision basis, the Company's operating income was $21.2 million in the second quarter of 2011, a 50% increase from the linked quarter and a 119% increase from the prior year period.

Pre-tax, pre-provision income, which is a non-GAAP (Generally Accepted Accounting Principles) financial measure, is presented because the Company believes adjusting its results to exclude loan loss provision expense, sales and fair value writedowns of other real estate, and sales of securities provides shareholders with a more comparable basis for evaluating period-to-period operating results. A schedule reconciling GAAP pre-tax income (loss) to pre-tax, pre-provision income is provided in the attached tables.

Banking Segment

Deposits
Total deposits at June 30, 2011 were $2.4 billion, flat with March 31, 2011 and $589.5 million, or 32%, higher than June 30, 2010. Core deposits, which exclude brokered certificates of deposit and include reciprocal CDARS deposits, represented 94% of total deposits at June 30, 2011, unchanged from the linked and prior year period. Core deposits decreased $9.1 million, or 0.40%, in the second quarter of 2011 compared to the first quarter of 2011. The Company continued to improve its core deposit mix with a $25.7 million increase in demand deposits, and a $21.6 million increase in money market accounts and other interest-bearing deposit accounts. The Company lowered its reliance on certificates of deposit by reducing non-CDARS certificates by $16.9 million and reciprocal CDARS certificates by $39.5 million. Reciprocal CDARS certificates were $35.3 million at June 30, 2011 compared to $74.8 million at March 31, 2011 and $157.5 million at June 30, 2010.

Noninterest-bearing demand deposits rose $180.1 million, or 61%, compared to June 30, 2010 and increased to 20% of total deposits at June 30, 2011 from 18% at March 31, 2011 and 16% at June 30, 2010. Year-over-year growth in noninterest-bearing demand deposits was bolstered by three client relationships totaling $72.6 million. Absent those relationships, demand deposits increased 37% from June 30, 2010 to June 30, 2011. Demand deposit growth is attributable to intensified sales efforts and continuing emphasis on liquidity and safety among commercial clients.

Loans
Portfolio loans totaled $2.0 billion at June 30, 2011, including $180.3 million of loans covered under FDIC loss share agreements. Portfolio loans covered under FDIC loss share agreements decreased $11.2 million, or 6%, in the second quarter, primarily as a result of loan payoffs and transfers to Other Real Estate. Excluding the loans covered under loss share, total portfolio loans increased $65.2 million, or 4%, in the second quarter of 2011.

Commercial & Industrial loans increased $75.4 million, or 12%, during the quarter and represent one-third of the Company's loan portfolio at June 30, 2011. This growth represents the fourth consecutive quarter of increases in Commercial and Industrial loans as the Company continues to experience strong new business activity in this sector. Construction and Residential Real Estate decreased $15.7 million as the Company continued to reduce its exposure to these sectors.

On a year over year basis, total portfolio loans increased $234.2 million, or 13%. Excluding the loans covered under loss share, portfolio loans increased $65.8 million, or 4%. Commercial and Industrial loans have increased $143.2 million, or 26%, since June 30, 2010, while Construction and Residential Real Estate loans have decreased $68.7 million, or 17% over the same time frame.

We continue to expect low to mid single digit loan growth for 2011.

Asset quality
Nonperforming loans, including troubled debt restructurings of $11.4 million, were $43.1 million at June 30, 2011, compared to $43.5 million at March 31, 2011 and down from $46.6 million at June 30, 2010. During the quarter ended June 30, 2011, there were $9.5 million of additions to nonperforming loans, $5.7 million of charge-offs, $4.0 million of other principal reductions, and $159,000 of assets transferred to other real estate. The $9.5 million represents the lowest level of new nonperforming loan inflows in over two years. Six construction real estate loans representing three relationships comprised over $5.1 million, or 54% of the total new nonperforming loans, while three commercial real estate loans representing two relationships comprised $1.6 million, or 17% of the total.

Nonperforming loans represented 2.15% of total loans at June 30, 2011 versus 2.23% of total loans at March 31, 2011 and 2.63% at June 30, 2010.

Nonperforming loans by portfolio class at June 30, 2011 were as follows (in millions):

	Total portfolio	Nonperforming	% NPL
Construction, Real Estate/Land Acquisition & Development	$158.1	$17.8	11.29%
Commercial Real Estate - investor owned	455.4	9.0	1.98%
Commercial Real Estate - owner occupied	334.1	1.9	0.57%
Residential Real Estate	176.8	9.3	5.25%
Commercial & Industrial	688.4	5.1	0.74%
Consumer & Other	13.4	—	—%
Portfolio loans covered under FDIC loss share	180.3	—	—%
Total	$2,006.5	$43.1	2.15%

Excluding non-accrual loans and portfolio loans covered under FDIC loss share agreements, portfolio loans that were 30-89 days delinquent at June 30, 2011 remained at very low levels, representing 0.21% of the portfolio compared to 0.12% at March 31, 2011 and 0.86% of June 30, 2010.

Other real estate at June 30, 2011 was $42.8 million, compared to $51.3 million at March 31, 2011 and $25.9 million at June 30, 2010. Approximately 51% of total other real estate, or $21.8 million, is covered by one of three FDIC loss share agreements.

Other real estate not covered by an FDIC loss share agreement totaled $21.0 million at June 30, 2011, a decrease of $7.5 million from March 31, 2011. At June 30, 2010 other real estate not covered by FDIC loss share agreements totaled $23.6 million.

During the second quarter of 2011, the Company sold $9.0 million of other real estate, recording a gain of $99,000. Year-to-date, the Company has sold $13.1 million of other real estate at a net gain of $522,000.

Excluding assets covered under FDIC loss share, nonperforming assets as a percentage of total assets declined to 2.18% at June 30, 2011 from 2.48% at March 31, 2011 and 3.12% at June 30, 2010.

Net charge-offs in the second quarter of 2011 were $5.2 million, representing an annual rate of 1.07% of average loans, compared to net charge-offs of $3.5 million, an annualized rate of 0.73%% of average loans, in the linked first quarter and $7.8 million, an annualized rate of 1.76% of average loans, in the second quarter of 2010.

Provision for loan losses was $4.6 million in the second quarter of 2011, compared to $3.6 million in the first quarter of 2011 and significantly less than the $9.0 million recorded in the second quarter of 2010. The increase in the provision for loan losses in the second quarter of 2011 was due to slightly higher levels of loan risk rating downgrades and loan growth in the quarter.

The Company's allowance for loan losses was 2.10% of total loans at June 30, 2011, representing 98% of nonperforming loans. The loan loss allowance was 2.19% at March 31, 2011 representing 98% of nonperforming loans and 2.55% at June 30, 2010 representing 97% of nonperforming loans.

Net Interest Income
Net interest income for the banking segment increased $5.7 million, or 20%, in the second quarter of 2011 compared to the linked first quarter. On a year over year basis, net interest income increased $13.7 million, or 68%. Including the effect of parent company debt, the net interest rate margin was 4.95% for the second quarter of 2011, compared to 4.19% for the first quarter of 2011 and 3.46% in the second quarter of 2010. In the second quarter of 2011, the loans covered under FDIC loss share yielded 27.05% primarily due to cash flows on paid off covered loans that exceeded expectations. Absent the FDIC loss share loans, the net interest rate margin was 3.45% for the second quarter of 2011 compared to 3.34% for the first quarter of 2011. The increase in the net interest rate margin, excluding the effect of loans covered under FDIC loss share and the related funding costs, was primarily due to a more favorable earning asset mix and lower cost of funds. The Company's liquidity position remains strong with cash and cash equivalents representing approximately 7% of the total assets at June 30, 2011.

Wealth Management Segment

Fee income from the Wealth Management segment includes Wealth Management revenue and income from state tax credit brokerage activities. Wealth Management revenue was $1.7 million in the second quarter of 2011, flat with the linked first quarter and an increase of $356,000, or 27%, compared to June 30, 2010.

Trust assets under administration were $1.6 billion at June 30, 2011, compared to $1.6 billion at March 31, 2011 and $1.2 billion at June 30, 2010.

State tax credit brokerage activities, net of fair value marks on tax credit assets and related interest rate hedges, was $1.0 million for the second quarter of 2011 compared to $155,000 for the linked quarter of 2011, and $851,000 in the second quarter of 2010. Tax credit sales increased in the second quarter as customers deferred their purchases from the normal first quarter timing.

On June 1, 2011, Joe Gazzoli joined the Company as the Chief Executive Officer of Enterprise Trust. Gazzoli is an experienced and highly regarded executive in the the wealth management industry, having held senior management roles at several leading firms. His breadth of experience with large and successful wealth management firms will add considerable strength to the Enterprise Wealth Management team.

Other Business Results

In May, the Company completed a $35.0 million public offering of common equity. The net proceeds to the Company, after deducting underwriting discounts and commissions and offering expenses were approximately $32.6 million. The net proceeds from the offering will be used for general corporate purposes, which may include capital to support growth and acquisition opportunities. Total capital to risk-weighted assets was 15.98% at June 30, 2011 compared to 14.34% at March 31, 2011 and 14.41% at June 30, 2010. The tangible common equity ratio was 6.77% at June 30, 2011 versus 5.22% at March 31, 2011 and 6.22% at June 30, 2010. The Company's Tier 1 common equity ratio was 9.30% at June 30, 2011 compared to 7.51% at March 31, 2011 and 7.22% at June 30, 2010. The Company believes that the tangible common equity and the Tier 1 common equity ratios are important financial measures of capital strength even though they are considered to be non-GAAP measures and are not part of the regulatory capital requirements to which the Company is subject. The attached tables contain a reconciliation of these ratios to U.S. GAAP.

Other income during the quarter ended June 30, 2011 includes $1.5 million of reduced accretion on the indemnification asset related to a large Covered Loan payoff.

Noninterest expenses were $18.0 million for the quarter ended June 30, 2011 compared to $17.5 million for the quarter ended March 31, 2011 and $14.1 million for the quarter ended June 30, 2010. The increase over the prior year period is primarily due to $1.2 million of increases in salaries and benefits to support our Arizona acquisitions along with $1.6 million of higher loan legal and other real estate expenses.

The Company's efficiency ratio was 47.9% for the quarter ended June 30, 2011 compared to 55.1% for quarter ended March 31, 2011 and 59.8% for the prior year period.

The Company will host a conference call at 2:30 p.m. CDT on Thursday, July 28, 2011. The call will be accessible on Enterprise Financial Services Corp's home page, at www.enterprisebank.com under “Investor Relations” and by telephone at 1-888-285-8004 (Conference ID #76933087.) Recorded replays of the conference call will be available on the website beginning two hours after the call's completion. The replay will be available for approximately two weeks following the conference call.

Enterprise Financial Services Corp operates commercial banking and wealth management businesses in metropolitan St. Louis, Kansas City, and Phoenix. The Company is primarily focused on serving the needs of privately held businesses, their owner families, executives and professionals.

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Readers should note that in addition to the historical information contained herein, this press release contains forward-looking statements, which are inherently subject to risks and uncertainties that could cause actual results to differ materially from those contemplated from such statements. We use the words “expect” and “intend” and variations of such words and similar expressions in this communication to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, burdens imposed by federal and state regulations of banks, credit risk, changes in the appraised valuation of real estate securing impaired loans, outcomes of litigation and other contingencies, exposure to local and national economic conditions, risks associated with rapid increase or decrease in prevailing interest rates, effects of mergers and acquisitions, effects of critical accounting policies and judgments, legal and regulatory developments and competition from banks and other financial institutions, as well as other risk factors described in the Company's 2010 Annual Report on Form 10-K. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events unless required under the federal securities laws.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	For the Quarter ended		For the Six Months ended
(in thousands, except per share data)	Jun 30, 2011	Jun 30, 2010	Jun 30, 2011	Jun 30, 2010
INCOME STATEMENTS
NET INTEREST INCOME
Total interest income	$40,028	$26,710	$74,591	$53,985
Total interest expense	7,555	8,108	15,380	16,760
Net interest income	32,473	18,602	59,211	37,225
Provision for loan losses	4,575	8,960	8,175	22,760
Net interest income after provision for loan losses	27,898	9,642	51,036	14,465

NONINTEREST INCOME
Wealth Management revenue	1,658	1,302	3,341	2,599
Deposit service charges	1,194	1,212	2,331	2,386
Gain on sale of other real estate	99	302	522	290
State tax credit activity, net	987	851	1,142	1,369
Gain on sale of investment securities	506	525	680	1,082
Other income	682	849	2,073	1,371
Total noninterest income	5,126	5,041	10,089	9,097

NONINTEREST EXPENSE
Employee compensation and benefits	8,265	7,035	16,953	13,633
Occupancy	1,141	1,097	2,280	2,270
Furniture and equipment	431	325	785	694
Other	8,187	5,689	15,471	11,204
Total noninterest expenses	18,024	14,146	35,489	27,801

Income (loss) before income tax expense (benefit)	15,000	537	25,636	(4,239)
Income tax expense (benefit)	5,118	(200)	8,675	(1,962)
Net income (loss)	9,882	737	16,961	(2,277)
Dividends on preferred stock	(630)	(615)	(1,256)	(1,227)
Net income (loss) available to common shareholders	$9,252	$122	$15,705	$(3,504)

Basic earnings (loss) per share	$0.54	$0.01	$1.01	$(0.24)
Diluted earnings (loss) per share	$0.52	$0.01	$0.96	$(0.24)
Return on average assets	1.27%	0.02%	1.09%	(0.30)%
Return on average common equity	20.88%	0.34%	19.00%	(4.90)%
Efficiency ratio	47.94%	59.84%	51.21%	60.02%
Noninterest expenses to average assets	2.47%	2.42%	2.46%	2.40%

YIELDS (fully tax equivalent)
Loans not covered under FDIC loss share	5.44%	5.56%	5.47%	5.57%
Loans covered under FDIC loss share	27.05%	14.46%	21.86%	15.74%
Total portfolio loans	7.45%	5.62%	7.03%	5.65%
Securities	2.85%	2.85%	2.78%	2.80%
Federal funds sold	0.25%	0.31%	0.26%	0.33%
Yield on interest-earning assets	6.09%	4.95%	5.75%	5.00%
Interest-bearing deposits	1.12%	1.44%	1.14%	1.50%
Subordinated debt	5.31%	5.84%	5.33%	5.85%
Borrowed funds	1.99%	2.55%	1.94%	2.64%
Cost of paying liabilities	1.36%	1.75%	1.37%	1.81%
Net interest spread	4.73%	3.20%	4.38%	3.19%
Net interest rate margin	4.95%	3.46%	4.58%	3.46%

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	At the Quarter ended
(in thousands, except per share data)	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010
BALANCE SHEETS

ASSETS
Cash and due from banks	$22,806	$18,542	$23,413	$21,125	$13,711
Federal funds sold	1,321	1,464	3,153	1,599	30
Interest-bearing deposits	175,676	187,556	268,853	35,588	66,347
Debt and equity investments	486,990	496,419	373,824	274,855	273,021
Loans held for sale	1,688	3,142	5,640	5,910	2,518

Portfolio loans not covered under FDIC loss share	1,826,228	1,761,034	1,766,351	1,796,637	1,760,461
Portfolio loans covered under FDIC loss share	180,253	191,447	126,711	134,207	11,776
Total portfolio loans	2,006,481	1,952,481	1,893,062	1,930,844	1,772,237
Less allowance for loan losses	42,157	42,822	42,759	46,999	45,258
Net loans	1,964,324	1,909,659	1,850,303	1,883,845	1,726,979

Other real estate not covered under FDIC loss share	20,978	28,443	25,373	26,937	23,606
Other real estate covered under FDIC loss share	21,812	22,862	10,835	7,748	2,279
Premises and equipment, net	19,488	20,035	20,499	21,024	21,169
State tax credits, held for sale	57,058	59,928	61,148	61,007	60,134
FDIC loss share receivable	92,511	103,529	88,292	88,676	5,922
Goodwill	3,879	3,879	2,064	2,064	2,064
Core deposit intangible	1,791	1,921	1,223	1,322	1,423
Other assets	65,110	67,937	71,220	72,544	73,526
Total assets	$2,935,432	$2,925,316	$2,805,840	$2,504,244	$2,272,729

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$473,688	$448,012	$366,086	$304,221	$293,619
Interest-bearing deposits	1,937,589	1,982,418	1,931,635	1,735,649	1,528,204
Total deposits	2,411,277	2,430,430	2,297,721	2,039,870	1,821,823
Subordinated debentures	85,081	85,081	85,081	85,081	85,081
FHLB advances	102,000	107,300	107,300	122,300	123,100
Federal funds purchased	—	—	—	5,000	—
Other borrowings	87,774	97,898	119,333	58,196	56,681
Other liabilities	12,316	13,592	13,057	13,217	9,172
Total liabilities	2,698,448	2,734,301	2,622,492	2,323,664	2,095,857
Shareholders' equity	236,984	191,015	183,348	180,580	176,872
Total liabilities and shareholders' equity	$2,935,432	$2,925,316	$2,805,840	$2,504,244	$2,272,729

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter ended
(in thousands, except per share data)	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010
EARNINGS SUMMARY
Net interest income	$32,473	$26,738	$28,109	$24,290	$18,602
Provision for loan losses	4,575	3,600	3,325	7,650	8,960
Wealth Management revenue	1,658	1,683	2,489	1,326	1,302
Noninterest income	3,468	3,280	723	4,725	3,739
Noninterest expense	18,024	17,465	19,649	15,458	14,146
Income before income tax expense (benefit)	15,000	10,636	8,347	7,233	537
Net income	9,882	7,079	6,426	4,971	737
Net income available to common shareholders	9,252	6,453	5,804	4,353	122
Diluted earnings per share	$0.52	$0.42	$0.38	$0.29	$0.01
Return on average common equity	20.88%	16.82%	14.95%	11.61%	0.34%
Net interest rate margin (fully tax equivalent)	4.95%	4.19%	4.70%	4.31%	3.46%
Efficiency ratio	47.94%	55.09%	62.74%	50.95%	59.84%

MARKET DATA
Book value per common share	$11.51	$10.60	$10.13	$9.98	$9.74
Tangible book value per common share	$11.19	$10.21	$9.91	$9.75	$9.51
Market value per share	$13.53	$14.07	$10.46	$9.30	$9.64
Period end common shares outstanding	17,739	14,941	14,889	14,854	14,854
Average basic common shares	17,140	14,920	14,856	14,854	14,854
Average diluted common shares	18,602	16,375	16,296	16,293	14,855

ASSET QUALITY
Net charge-offs	$5,240	$3,537	$7,564	$5,909	$7,781
Nonperforming loans	43,118	43,487	46,357	51,955	46,550
Nonperforming loans to total loans	2.15%	2.23%	2.45%	2.69%	2.63%
Nonperforming assets to total assets*	2.18%	2.48%	2.59%	3.18%	3.12%
Allowance for loan losses to total loans	2.10%	2.19%	2.26%	2.43%	2.55%
Net charge-offs to average loans (annualized)	1.07%	0.73%	1.57%	1.23%	1.76%

CAPITAL
Average common equity to average assets	6.08%	5.37%	5.83%	5.96%	6.18%
Tier 1 capital to risk-weighted assets	14.55%	12.16%	11.97%	11.80%	11.93%
Total capital to risk-weighted assets	15.98%	14.34%	14.30%	14.19%	14.41%
Tier 1 common equity to risk-weighted assets	9.30%	7.51%	7.37%	7.19%	7.22%
Tangible common equity to tangible assets	6.77%	5.22%	5.26%	5.79%	6.22%

AVERAGE BALANCES
Portfolio loans not covered under FDIC loss share	$1,787,007	$1,769,401	$1,780,890	$1,764,289	$1,762,250
Portfolio loans covered under FDIC loss share	183,191	190,625	128,412	135,204	12,313
Earning assets	2,655,248	2,616,711	2,394,683	2,260,308	2,186,375
Total assets	2,923,701	2,896,285	2,644,952	2,494,148	2,342,523
Deposits	2,416,412	2,391,008	2,169,853	2,008,720	1,889,947
Shareholders' equity	210,471	188,187	186,452	180,984	176,785

LOAN PORTFOLIO
Commercial and industrial	$688,354	$612,970	$593,938	$592,554	$545,177
Commercial real estate	789,556	780,764	776,268	792,510	793,869
Construction real estate	158,128	176,249	190,285	201,298	205,501
Residential real estate	176,782	174,405	189,484	195,762	198,096
Consumer and other	13,408	16,646	16,376	14,513	17,818
Portfolio loans covered under FDIC loss share	180,253	191,447	126,711	134,207	11,776
Total loan portfolio	$2,006,481	$1,952,481	$1,893,062	$1,930,844	$1,772,237

* Excludes ORE covered by FDIC loss share agreements, except for their inclusion in total assets.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter ended
(in thousands)	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010
DEPOSIT PORTFOLIO
Noninterest-bearing accounts	$473,688	$448,012	$366,086	$304,221	$293,619
Interest-bearing transaction accounts	212,431	198,152	204,687	187,426	198,747
Money market and savings accounts	960,139	952,798	865,703	714,498	687,116
Certificates of deposit	765,019	831,468	861,245	833,725	642,341
Total deposit portfolio	$2,411,277	$2,430,430	$2,297,721	$2,039,870	$1,821,823

YIELDS (fully tax equivalent)
Loans not covered under FDIC loss share	5.44%	5.49%	5.45%	5.49%	5.56%
Loans covered under FDIC loss share	27.05%	16.81%	29.72%	17.48%	14.48%
Total portfolio loans	7.45%	6.59%	7.08%	6.34%	5.62%
Securities	2.85%	2.70%	2.60%	2.75%	2.85%
Federal funds sold	0.25%	0.26%	0.26%	0.30%	0.31%
Yield on interest-earning assets	6.09%	5.40%	6.01%	5.67%	4.95%
Interest-bearing deposits	1.12%	1.16%	1.21%	1.24%	1.44%
Subordinated debt	5.31%	5.34%	5.71%	5.88%	5.84%
Borrowed funds	1.99%	1.89%	2.32%	2.29%	2.55%
Cost of paying liabilities	1.36%	1.39%	1.49%	1.54%	1.75%
Net interest spread	4.73%	4.01%	4.52%	4.13%	3.20%
Net interest rate margin	4.95%	4.19%	4.70%	4.31%	3.46%

WEALTH MANAGEMENT
Trust Assets under management	$862,357	$875,437	$796,190	$741,929	$722,895
Trust Assets under administration	1,579,065	1,600,471	1,498,987	1,371,214	1,230,827

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

RECONCILATIONS OF U.S. GAAP FINANCIAL MEASURES

	For the Quarter Ended
(In thousands)	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010
PRE-TAX INCOME TO PRE-TAX, PRE-PROVISION INCOME

Pre-tax income	$15,000	$10,636	$8,347	$7,233	$537
Sales and fair value writedowns of other real estate	2,101	19	2,683	1,606	678
Sale of securities	(506)	(174)	(781)	(124)	(525)
Income before income tax	16,595	10,481	10,249	8,715	690
Provision for loan losses	4,575	3,600	3,325	7,650	8,960
Pre-tax, pre-provision income	$21,170	$14,081	$13,574	$16,365	$9,650

	At the Quarter Ended
(In thousands)	Jun 30 2011	Mar 31 2011	Dec 31 2010	Sep 30 2010	Jun 30 2010
TIER 1 COMMON EQUITY TO RISK-WEIGHTED ASSETS

Shareholders' equity	$236,984	$191,015	$183,348	$180,580	$176,872
Less: Goodwill	(3,879)	(3,879)	(2,064)	(2,064)	(2,064)
Less: Intangible assets	(1,791)	(1,921)	(1,223)	(1,322)	(1,423)
Less: Unrealized gains; Plus: Unrealized Losses	(3,994)	(244)	573	(2,133)	(2,675)
Plus: Qualifying trust preferred securities	77,721	62,398	60,448	59,525	58,319
Other	1,352	1,352	747	748	718
Tier 1 capital	$306,393	$248,721	$241,829	$235,334	$229,747
Less: Preferred stock	(32,899)	(32,707)	(32,519)	(32,334)	(32,153)
Less: Qualifying trust preferred securities	(77,721)	(62,398)	(60,448)	(59,525)	(58,319)
Tier 1 common equity	$195,773	$153,616	$148,862	$143,475	$139,275

Total risk weighted assets determined in accordance with prescribed regulatory requirements	$2,106,108	$2,045,886	$2,019,885	$1,994,802	$1,927,769

Tier 1 common equity to risk weighted assets	9.30%	7.51%	7.37%	7.19%	7.22%

SHAREHOLDERS' EQUITY TO TANGIBLE COMMON EQUITY AND TOTAL ASSETS TO TANGIBLE ASSETS

Shareholders' equity	$236,984	$191,015	$183,348	$180,580	$176,872
Less: Preferred stock	(32,899)	(32,707)	(32,519)	(32,334)	(32,154)
Less: Goodwill	(3,879)	(3,879)	(2,064)	(2,064)	(2,064)
Less: Intangible assets	(1,791)	(1,921)	(1,223)	(1,322)	(1,423)
Tangible common equity	$198,415	$152,508	$147,542	$144,860	$141,231

Total assets	$2,935,432	$2,925,316	$2,805,840	$2,504,244	$2,272,729
Less: Goodwill	(3,879)	(3,879)	(2,064)	(2,064)	(2,064)
Less: Intangible assets	(1,791)	(1,921)	(1,223)	(1,322)	(1,423)
Tangible assets	$2,929,762	$2,919,516	$2,802,553	$2,500,858	$2,269,242

Tangible common equity to tangible assets	6.77%	5.22%	5.26%	5.79%	6.22%